As filed with the Securities and Exchange Commission on March 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YADKIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	6022	20-4495993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott M. Custer
President and Chief Executive Officer
Yadkin Financial Corporation
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

(Name, address, including zip code, and telephone number,

including area code of agent for service)

Copies to:

Sven G. Mickisch

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of the proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-208064

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

__________________________

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $1.00	66,932	N/A	$1,485,890.40	$149.63

(1)	Represents the number of additional shares of Yadkin Financial Corporation’s common stock that may be issued in connection with the merger of NewBridge Bancorp, a North Carolina corporation, with and into the registrant, as described in the registration statement on Form S-4 (File No. 333-208064), which became effective on January 12, 2016. In connection with the filing of that registration statement, the issuance of 19,538,442 shares of common stock of the registrant was registered with the Securities and Exchange Commission and a fee of $46,590.90 was paid. Yadkin Financial Corporation now anticipates that up to 19,605,374 shares of its common stock may be issued in the merger.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based upon the market value of shares of NewBridge Bancorp common stock in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: the product of (A) $11.10, the average of the high and low prices per share of NewBridge Bancorp common stock as reported on the NASDAQ Global Select Market on February 29, 2016 and (B) 133,864, the estimated maximum number of additional shares of NewBridge Bancorp common stock that may be exchanged for shares of Yadkin Financial Corporation’s common stock.

(3)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-208064) declared effective on January 12, 2016, Yadkin Financial Corporation registered the issuance of 19,538,442 shares of common stock, par value $1.00 per share, and paid a fee of $46,590.90. Yadkin Financial Corporation is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, solely to register 66,932 additional shares of Yadkin Financial Corporation common stock for issuance in connection with the consummation of the merger of NewBridge Bancorp, with and into Yadkin Financial Corporation. The maximum number of shares of common stock that may be issued as a result of the merger is expected to be 19,605,374.

INCORPORATION BY REFERENCE

In accordance with General Instruction K of Form S-4, the contents of the prior registration statement on Form S-4 (File No. 333-208064), including all amendments, supplements and exhibits thereto and any information incorporated by reference therein, are hereby incorporated by reference into this registration statement. Additional opinions and consents required to be filed with this Registration Statement are listed on the Index to Exhibits attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on March 8, 2016.

YADKIN FINANCIAL CORPORATION

By:	/s/ Terry . Earley
Name:	Terry S. Earley
Title:	Executive Vice President and Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott M. Custer, Terry S. Earley, and Joseph H. Towell, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Scott M. Custer	President, Chief Executive Officer	March 8, 2016
Scott M. Custer	and Director

/s/ Terry S. Earley	Executive Vice President and Chief	March 8, 2016
Terry S. Earley	Financial Officer
(Principal Financial and Accounting Officer)

/s/ Joseph H. Towell	Chairman of the Board of Directors	March 8, 2016
Joseph H. Towell

/s/ J. Adam Abram	Director	March 8, 2016
J. Adam Abram

/s/ Michael S. Albert	Director	March 8, 2016
Michael S. Albert

/s/ David S. Brody	Director	March 8, 2016
David S. Brody

/s/ Harry M. Davis	Director	March 8, 2016
Harry M. Davis

/s/ Barry Z. Dodson	Director	March 8, 2016
Barry Z. Dodson

/s/ Thomas J. Hall	Director	March 8, 2016
Thomas J. Hall

/s/ Thierry Ho	Director	March 8, 2016
Thierry Ho

/s/ Steven J. Lerner	Director	March 8, 2016
Steven J. Lerner

/s/ Michael S. Patterson	Director	March 8, 2016
Michael S. Patterson

/s/ Mary E. Rittling	Director	March 8, 2016
Mary E. Rittling

/s/ Harry C. Spell	Director	March 8, 2016
Harry C. Spell

/s/ Richard A. Urquhart, III	Director	March 8, 2016
Richard A. Urquhart, III

/s/ Nicolas D. Zerbib	Director	March 8, 2016
Nicolas D. Zerbib

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)

23.2	Consent of Dixon Hughes Goodman LLP (with respect to Yadkin Financial Corporation)

23.3	Consent of Dixon Hughes Goodman LLP (with respect to NewBridge Bancorp)

24.1	Power of Attorney (included on signature page of this Registration Statement)